EXHIBIT 10.2

                                                                  Execution Copy

                           STANDBY PURCHASE AGREEMENT

     THIS STANDBY PURCHASE AGREEMENT (this "Agreement"), dated as of July 16,
2007, is made by and among (a) NovaStar Financial, Inc., a Maryland corporation
("NFI"), (b) Massachusetts Mutual Life Insurance Company, a mutual life insurance company ("MassMutual"), and (c) Jefferies Capital Partners IV LP,
Jefferies Employee Partners IV LLC and JCP Partners IV LLC (collectively,
"Jefferies" and, together with MassMutual, collectively, the "Investors").
Capitalized terms used in this Agreement (including Exhibit A hereto) and defined in this Agreement (including Exhibit A hereto) have the meanings assigned thereto in the Sections indicated on Schedule 1 hereto; and capitalized terms used in this Agreement (including Exhibit A hereto) and not defined herein have the meanings assigned thereto in the Purchase Agreement.

     WHEREAS, NFI and the Investors have entered into a Securities Purchase
Agreement, dated as of July 16, 2007 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), pursuant to which NFI has agreed to issue and sell to the Investors, and the Investors (severally and not jointly) have agreed to purchase from NFI, a certain number of shares of 9.00%
Series D-1 Mandatory Convertible Preferred Stock of NFI, par value $0.01 per share (the "Series D-1 Preferred Shares");

     WHEREAS, as required by the Purchase Agreement, NFI is proposing to conduct a rights offering by distributing to each holder of record (as of a certain record date) of its Common Shares and each holder of record (as of the same record date) of its Series D-1 Preferred Shares, in each case at no charge, non-transferable rights (the "Rights"), for each Common Share held by such holder (or, in the case of a holder of Series D-1 Preferred Shares, for each
Common Share into which the Series D-1 Preferred Shares held by such holder as of such record date are then convertible), to purchase shares of 9.00% Series
D-2 Mandatory Convertible Preferred Stock of NFI, par value $0.01 per share (the
"Series D-2 Preferred Shares") (such Series D-2 Preferred Shares being referred to as the "New Shares"), that have an aggregate value of $101,175,000 million
(the "Aggregate Offering Amount");

     WHEREAS, each holder of a Right (including each of the Investors) will be entitled to purchase up to its pro rata portion of 4,047,000 New Shares (the
"Basic Subscription Privilege") at a price of $25.00 per New Share (the
"Exercise Price");

     WHEREAS, each holder of Rights who exercises in full its Basic Subscription
Privilege (other than the Investors) will be entitled, on a pro rata basis, to subscribe at the Exercise Price for New Shares offered in the Rights Offering which have not been subscribed for and purchased by holders of Rights pursuant to their respective Basic Subscription Privileges (the "Over-Subscription
Privilege");

     WHEREAS, NFI has requested the Investors to agree to purchase from NFI upon expiration of the Rights Offering, and the Investors are willing to so purchase
(on a several and not joint basis), New Shares, at the Exercise Price, to the extent such New Shares are not purchased by holders of Rights pursuant to the exercise of such Rights; and

     WHEREAS, the Board of Directors of NFI (the "Board of Directors") has
determined that the Rights Offering, this Agreement and the transactions contemplated hereby and thereby are advisable and in the best interests of NFI and its stockholders.

     NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1. Rights Offering. NFI shall commence, conduct and consummate the Rights
Offering on the terms and subject to the conditions set forth on Exhibit A hereto. Each of the Investors hereby acknowledges that it will not be entitled to exercise any Over-Subscription Privilege.

2. Standby Purchase Commitment.

     (a) NFI hereby agrees and undertakes to give each of the Investors by facsimile transmission the certification by an executive officer of NFI of either (i) the number of New Shares elected to be purchased by Eligible Holders pursuant to validly exercised Rights, the aggregate Exercise Price therefor, the number of Unsubscribed Shares and the aggregate Exercise Price for such
Unsubscribed Shares (a "Purchase Notice") or (ii) in the absence of any
Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the commitment set forth in Section 2(c) is terminated (a "Satisfaction Notice") as soon as practicable after the Expiration Time and, in any event, within two (2)
Business Days after the Expiration Time (the date of transmission of confirmation of a Purchase Notice or a Satisfaction Notice, the "Determination
Date").

     (b) No later than twelve noon, New York City time, on the second Business
Day immediately following the Expiration Time, NFI will provide a Purchase
Notice or a Satisfaction Notice to each of the Investors as provided in clause
(a) of this Section 2, setting forth a true and accurate determination of the aggregate number of Unsubscribed Shares, if any; provided, that on the Closing
Date, on the terms and subject to the conditions in this Agreement, the
Investors will purchase, and NFI will sell, only such number of Unsubscribed
Shares as are listed in the Purchase Notice, without prejudice to the rights of the Investors or NFI to seek later an upward or downward adjustment if the number of Unsubscribed Shares in such Purchase Notice is inaccurate.

     (c) The Investors hereby agree (severally and not jointly) to purchase from
NFI on the Closing Date (in accordance with the percentages set forth in the immediately succeeding sentence), and NFI hereby agrees to sell to the Investors on the Closing Date (in accordance with the percentages set forth in the immediately succeeding sentence), at the Exercise Price, any and all New Shares if and to the extent such New Shares are not purchased by the Eligible Holders
(the "Unsubscribed Shares") pursuant to the exercise of Rights. If and to the extent that the Investors are required to purchase Unsubscribed Shares pursuant to this Section 2(c), MassMutual shall purchase 50% of the Unsubscribed Shares and Jefferies shall purchase 50% of the Unsubscribed Shares (with the allocation among the Investors included in the term "Jefferies" to be made in proportion to their respective purchases of Series D-1 Preferred Shares pursuant to the
Purchase Agreement). The Unsubscribed Shares which each of the Investors is required to purchase pursuant to this Section 2(c) are referred to herein as such Investor's

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"Investor Shares". It is understood and agreed by the parties hereto that neither MassMutual nor Jefferies shall be liable or responsible for, or otherwise obligated to, purchase any or all of the Investor Shares that the other is required to purchase pursuant to this Section 2(c).

     (d) [Intentionally Omitted.]

     (e) The closing of the purchase of the Investor Shares will occur at 10:00
a.m., New York City time, on the tenth (10th) Business Day following the
Expiration Time (the "Closing Date"). At the Closing, (i) each Investor shall pay to NFI an amount equal to the product of (A) the number of Investor Shares to be purchased by such Investor (as determined by Section 2(c)) and (B) the
Exercise Price, by wire transfer of immediately available funds to an account designated by NFI pursuant to wire instructions previously provided by NFI to such Investor no later than at least two Business Days prior to the anticipated
Closing Date and shall deliver to NFI such other certificates and counterparts to agreements required by it to be delivered pursuant to Section 9(b), and (ii)
NFI shall deliver to each Investor (A) a certificate or certificates (in definitive form) duly executed on behalf of NFI registered in the name of such
Investor (or its designee) representing the number of Investor Shares purchased by such Investor from NFI pursuant to this Agreement and (B) such other certificates, opinions, counterparts to agreements, documents or instruments required by it to be delivered to such Investor pursuant to Section 9(a).
Notwithstanding anything herein to the contrary, payment of the cash purchase price of each Investor shall be required for the Closing to occur. The agreements, instruments, certificates and other documents to be delivered on the
Closing Date by or on behalf of the parties hereto will be delivered at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New
York, 10019-6092, on the Closing Date.

     (f) NFI will pay all of its expenses associated with the Rights Offering
Registration Statement and the Rights Offering, including, without limitation, filing and printing fees, fees and expenses of any subscription and information agents, its counsel and accounting fees and expenses, costs associated with clearing the New Shares for sale under applicable state securities laws and listing fees.

     (g) All Investor Shares will be delivered with any and all issue, stamp, transfer, sales and use, or similar Taxes or duties payable in connection with such delivery duly paid by NFI.

3. [Intentionally Omitted.]

4. Representations and Warranties of NFI. Except as otherwise disclosed in the
Exchange Act Reports (other than risk factor and similar cautionary disclosure contained in the Exchange Act Reports under the headings "Risk Factors" or
"Forward-Looking Statements" or under any other similar heading), NFI hereby represents and warrants to the Investors as follows:

     (a) Organization, Standing and Corporate Power. Except as set forth in
Section 3.1 of the NFI Disclosure Letter, NFI and each of its Subsidiaries is a corporation duly incorporated (or, if not a corporation, duly organized), validly existing and in good standing under the laws of the jurisdiction in which it is incorporated (or, if not a corporation, in which it is organized)
and has the requisite power and authority to own, lease and operate its properties and assets and to carry on in all material respects its business as now being conducted. Except as set forth in

                                      -3-

Section 3.1 of the NFI Disclosure Letter, NFI and each of its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have an
NFI Material Adverse Effect. NFI has made available to the Investors complete and correct copies of the Charter and Bylaws of NFI and the equivalent organizational documents of each of its Material Subsidiaries, in each case, as amended and in full force and effect.

     (b) Capital Structure; Issuance of New Shares.

          (i) The authorized share capital of NFI consists solely of 50,000,000 shares of capital stock, of which (A) (x) 2,990,000 shares have been designated as Series C Preferred Shares and (y) 2,100,000 shares have been designated as Series D-1 Preferred Shares, and, (B) as of the Closing,
     6,147,000 shares shall have been designated as Series D-2 Preferred Shares.
     As of June 30, 2007, 37,879,640 Common Shares and, as of the date hereof,
     2,990,000 Series C Preferred Shares and 2,100,000 Series D-1 Preferred
     Shares are issued and outstanding, and no other shares of capital stock are issued and outstanding. No Common Shares are reserved for issuance (I)
     under the Incentive Plans (including upon exercise of Options, Restricted
     Shares or Share Units), (II) under NFI's Direct Stock Purchase and Dividend
     Reinvestment Plan, or (III) under any Sales Agreement with Cantor
     Fitzgerald & Co. Except as set forth above, no shares of capital stock of
     NFI are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of NFI are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights.

          (ii) A sufficient number of Common Shares shall have been duly authorized and reserved for issuance as of the Closing which equals or exceeds 125% of the maximum number of Common Shares that would be issuable upon conversion of the New Shares as of such time (including the Investor
     Shares, if any). The New Shares (including any Investor Shares) when issued, sold and delivered against payment therefor in accordance with the terms of the Rights Offering Registration Statement (and this Agreement, in the case of any Investor Shares), and the Common Shares issuable upon conversion of the New Shares (including the Investor Shares, if any), when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens (other than restrictions under applicable United States federal and state securities Laws) with the holders being entitled to all rights accorded to a holder of Common Shares under Maryland law and the organizational documents of NFI. No person has any preemptive right or right of first refusal which would be triggered by reason of the issuance of the New Shares (including the Investor Shares, if any) or the Common Shares issuable upon conversion of the New Shares
     (including the Investor Shares, if any), except for the Over-Subscription
     Privilege in the case of the New Shares.

     (c) Authority. NFI has the requisite corporate power and authority to enter into, execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by NFI and the consummation by NFI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NFI. This Agreement

                                      -4-

has been duly executed and delivered by NFI and, assuming due authorization, execution and delivery of this Agreement by the Investors, constitutes a valid and binding obligation of NFI, enforceable against NFI in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) rights to indemnification and contribution hereunder may be limited by applicable Law. NFI will have at the Closing all requisite corporate power to issue and sell the New Shares to the Eligible Holders in accordance with the terms of the Rights Offering Registration Statement, to issue the Common Shares issuable upon conversion of the New Shares, to issue and sell the Investor Shares (if any) to the Investors in accordance with the terms of this Agreement and to issue the Common Shares issuable upon conversion of the
Investor Shares (if any).

     (d) Noncontravention; Consents.

          (i) Except as set forth in Section 3.5(a) of the NFI Disclosure
     Letter, the execution and delivery of this Agreement by NFI does not, and the Rights Offering and the consummation of the transactions contemplated by this Agreement will not, (A) subject to completion of the Reverse Stock
     Split, conflict with any of the provisions of the Charter or Bylaws of NFI or the comparable organizational documents of any of its Material
     Subsidiaries, (B) subject to the matters referred to in Section 4(d)(ii), conflict with, result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon NFI or any of its Material Subsidiaries, or result in the creation of any Lien on any property or asset of NFI or any of its Material
     Subsidiaries or (C) subject to the matters referred to in Section 4(d)(ii), contravene or conflict with in any material respect or constitute a material violation of any provision of any Law binding upon or applicable to NFI or any of its Material Subsidiaries or any of their respective properties or assets, which, in the case of clause (B) of this Section
     4(d)(i), would have an NFI Material Adverse Effect.

          (ii) No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity, and, except as would not have an NFI Material Adverse Effect, no consent, approval or authorization of any third party, is required by or with respect to NFI, any of its Subsidiaries or any Investor in connection with the execution, delivery and performance of this Agreement or the conduct of the Rights
     Offering or the consummation by NFI or the Investors of the transactions contemplated hereby, except for (A) the filing of premerger notification and report forms under the HSR Act, (B) consents, approvals, authorizations, declarations, filings or notices to any Financial Services
     Authority (each, a "Financial Services Consent") by NFI, any of its
     Affiliates or any of the Investors as are set forth in Section 3.5(b) of the NFI Disclosure Letter or are needed by the Investors solely as a result of facts or circumstances specific to any Investor, (C) the filing of the
     Series D-2 Articles Supplementary with the State Department of Assessments and Taxation of Maryland, (D) the filing of the Rights

                                      -5-

     Offering Registration Statement, including any amendments and prospectuses related thereto, with the SEC and (E) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in
     Section 3.5(b) of the NFI Disclosure Letter. The Financial Services
     Consents set forth in Section 3.5(b) of the NFI Disclosure Letter are based upon the following assumptions: (1) upon Closing each Investor will own, together with any Common Shares or Preferred Shares owned by an Affiliate of such Investor or any entity over which such Investor has or exerts control, less than 10% of the outstanding voting stock of NFI, including any Common Shares or Preferred Shares currently owned or acquired before
     Closing by such Investor; and (2) each Investor will independently vote its
     Common Shares or Preferred Shares and shall not, pursuant to any formal or informal agreement, oral or written, agree to vote such Common Shares or
     Preferred Shares in concert.

     (e) Litigation. Except as set forth in Section 3.12 of the NFI Disclosure
Letter, there is no Litigation pending or, to the Knowledge of NFI, threatened against or affecting in any material respect NFI or any of its Subsidiaries or
Affiliates (and, to the Knowledge of NFI, there is no basis for any such
Litigation) that (i) seeks to restrain or enjoin the consummation of the Rights
Offering or any of the transactions contemplated by this Agreement or (ii) would have an NFI Material Adverse Effect, nor is there any Order outstanding against
NFI or any of its Subsidiaries that would have an NFI Material Adverse Effect.

     (f) Rights Offering Registration Statement and Rights Offering Prospectus.
The Rights Offering Registration Statement or any post-effective amendment thereto, as of the Securities Act Effective Date, will comply in all material respects with the Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Rights Offering Prospectus and any amendment or supplement thereto and as of the Closing Date, the Rights Offering Prospectus
will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Expiration Time, the Investment Decision Package will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each
Issuer Free Writing Prospectus, at the time of use thereof, when considered together with the Investment Decision Package, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary
Rights Offering Prospectus, at the time of filing thereof, will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, NFI makes no representation and warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to the Investors furnished to NFI in writing by the Investors expressly for use in the Rights Offering Registration Statement and the Rights Offering
Prospectus and any amendment or supplement thereto.

                                      -6-

For the purposes of this Agreement, (i) the term "Rights Offering Registration
Statement" means the Registration Statement on Form S-3 (or other applicable form) to be filed with the SEC relating to the Rights Offering, including all exhibits thereto, as amended as of the Securities Act Effective Date, and any post-effective amendment thereto that becomes effective; (ii) the term "Rights
Offering Prospectus" means the final prospectus contained in the Rights Offering
Registration Statement at the Securities Act Effective Date (including information, if any, omitted pursuant to Rule 430A and subsequently provided pursuant to Rule 424(b) under the Securities Act), and any amended form of such prospectus provided under Rule 424(b) under the Securities Act or contained in a post-effective amendment to the Rights Offering Registration Statement; (iii)
the term "Investment Decision Package" means the Rights Offering Prospectus, together with any Issuer Free Writing Prospectus used by NFI to offer the New
Shares to Eligible Holders pursuant to the Rights Offering; (iv) the term
"Issuer Free Writing Prospectus" means each "issuer free writing prospectus" (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of NFI or used or referred to by NFI in connection with the
Rights Offering; (v) the term "Preliminary Rights Offering Prospectus" means each prospectus included in the Rights Offering Registration Statement (and any
amendments thereto) before it becomes effective, any prospectus filed with the
SEC pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Rights Offering Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities
Act; and (vi) "Securities Act Effective Date" means the date and time as of which the Rights Offering Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the SEC.

     (g) Free Writing Prospectuses. Each Issuer Free Writing Prospectus will conform in all material respects to the requirements of the Securities Act as of the date of first use or as otherwise provided for in Rule 433 under the
Securities Act, and NFI will comply with all prospectus delivery and all filing requirements applicable to such Issuer Free Writing Prospectus under the
Securities Act. NFI has retained in accordance with the Securities Act all
Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

     (h) Description of this Agreement. The statements in the Rights Offering
Registration Statement and the Rights Offering Prospectus insofar as they purport to constitute a summary of this Agreement or the terms of statutes, rules or regulations, legal or governmental proceedings or contracts, will constitute accurate summaries in all material respects.

     (i) Brokers. No broker, investment banker, financial advisor or other person, other than Deutsche Bank Securities Inc. or Stifel, Nicolaus &
Company, Incorporated, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of
NFI or any Affiliate.

     (j) Takeover Statute.

          (i) No state "fair price," "moratorium," "control share acquisition"
     or other similar anti-takeover statute or regulation is applicable to the issuance of the Investor Shares to the Investors or the other transactions contemplated by this Agreement.

                                      -7-

          (ii) In accordance with Section 3-602, NFI and the Board of Directors have, prior to the execution hereof, approved (A) the execution, delivery and issuance by NFI of the Investor Shares, the issuance of the Common
     Shares issuable upon conversion of the Investor Shares and the other transactions contemplated by this Agreement and (B) any transaction that results in any Investor or any "affiliate" (as defined in Section 3-601) or
     "associate" (as defined in Section 3-601) of an Investor becoming an
     "interested stockholder" (as defined in Section 3-601) by virtue of such
     Investor or its respective "affiliates" or "associates" owning any Common
     Shares owned as of the date hereof, any Series D-1 Preferred Shares acquired pursuant to the Purchase Agreement, any New Shares acquired in the
     Rights Offering or any Investor Shares acquired pursuant to this Agreement.
     Accordingly, the ownership by each Investor, its "affiliates" and
     "associates" of Common Shares owned as of the date hereof, Series D-1
     Preferred Shares acquired pursuant to the Purchase Agreement, New Shares acquired in the Rights Offering or Investor Shares acquired pursuant to this Agreement will not result in the provisions of Section 3-602 being applicable to a "business combination" (as defined in Section 3-601)
     between such persons (or their affiliates or associates) and NFI. A copy of the resolutions taking such actions has been provided to the Investors.

          (iii) In accordance with Section 3-702, NFI has taken such actions under its Bylaws as were necessary to approve or exempt for purposes of
     Subtitle 7 of Article 3 of the MGCL (A) the execution, delivery and issuance by NFI of the Investor Shares, the issuance of the Common Shares issuable upon conversion of the Investor Shares and the other transactions contemplated by this Agreement and (B) any transaction contemplated by or pursuant to this Agreement that results in any Investor or any "associate"
     (as defined in Section 3-701 of the MGCL) of an Investor owning any
     "control shares" (as defined in Section 3-701 of the MGCL) by virtue of such Investor owning any Common Shares owned as of the date hereof, any
     Series D-1 Preferred Shares acquired pursuant to the Purchase Agreement, any New Shares acquired in the Rights Offering or any Investor Shares acquired pursuant to this Agreement. Accordingly, the ownership by each
     Investor or its "associates" of Common Shares owned as of the date hereof,
     Series D-1 Preferred Shares acquired pursuant to the Purchase Agreement,
     New Shares acquired in the Rights Offering or Investor Shares acquired pursuant to this Agreement will not result in the provisions of Section
     3-702 being applicable to a "control share acquisition" (as defined in
     Section 3-701 of the MGCL) between such persons and NFI. A copy of the
     Bylaws providing for such approval or exemption has been provided to the
     Investors.

          (iv) Subject to the completion of the Reverse Stock Split, the Boards of Directors of NFI and its Subsidiaries have taken all necessary action to ensure any regulation or provision of the Charter and Bylaws of NFI (or other comparable instrument), or other organizational or constitutive document or governing instrument of any of NFI's Subsidiaries, is consistent with this Agreement and the transactions contemplated by this
     Agreement.

     (k) Manipulation of Price. NFI has not, and to its Knowledge no person acting on its behalf has, in violation of applicable securities Laws, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of NFI, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the

                                      -8-

Investor Shares or Common Shares into which such Investor Shares may be converted, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of NFI.

     (l) Certain Representations and Warranties Incorporated from Purchase
Agreement. Each of the representations and warranties set forth in Sections 3.6,
3.7, 3.8, 3.10 and 3.11 of the Purchase Agreement are hereby incorporated herein by reference in their entirety, mutatis mutandis, and are true and correct in all respects as so incorporated herein, except to the extent that such representations or warranties fail to be so true and correct as a direct result of the Rights Offering or the consummation of the transactions contemplated by this Agreement, the Purchase Agreement or any of the Transaction Documents.

5. Representations and Warranties of the Investors. Each Investor, individually, but not jointly, represents and warrants to NFI as follows:

     (a) Organization, Standing and Corporate Power. Such Investor is a
corporation duly incorporated (or, if not a corporation, duly organized), validly existing and in good standing under the laws of the jurisdiction in which it is incorporated (or, if not a corporation, in which it is organized)
and has the requisite company power and authority to own, lease and operate its properties and assets and to carry on in all material respects its business as now being conducted. Such Investor is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have an Investor Material Adverse Effect on such
Investor.

     (b) Authority. Such Investor has the requisite company power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by such Investor and the consummation by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar organizational action on the part of such Investor. No action by the members, shareholders or limited partners of such Investor is necessary to authorize the execution and delivery by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Investor and, assuming due authorization, execution and delivery of this Agreement by NFI and the other Investor, constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (c) Noncontravention; Consents. The execution and delivery of this
Agreement by such Investor does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with any of the provisions of the governing documents of such Investor or the governing documents of any of its material Subsidiaries, (ii) subject to the matters

                                      -9-

referred to in the next sentence, conflict with, result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon such Investor or any of its material Subsidiaries, or result in the creation of any Lien on any property or asset of such Investor or any of its material Subsidiaries or (iii) subject to the matters referred to in the next sentence, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to such Investor or any of its material Subsidiaries, which, in the case of clauses (ii) and (iii) of this
Section 5(c), would have an Investor Material Adverse Effect on such Investor.
No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity, and no consent, approval or authorization of any third party is required by or with respect to such Investor or any of its material Subsidiaries in connection with the execution, delivery and performance of this Agreement by such Investor or the consummation by such Investor of any of the transactions contemplated hereby, except for (A) the filing of any required premerger notification and report forms under the HSR Act, (B) any required Financial Services Consents and (C) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 4.3 of the Investor Disclosure Letter of such Investor.

     (d) Litigation. There is no Litigation pending or, to the Knowledge of such
Investor, threatened in writing against or affecting in any material respect such Investor or any Subsidiary of such Investor that seeks to restrain or enjoin the consummation of any of the transactions contemplated by this
Agreement. Neither such Investor nor, to the Knowledge of such Investor, any officer, director or employee of such Investor or any of its Affiliates has been permanently or temporarily enjoined or barred by any Order of any Governmental
Entity from engaging in or continuing any conduct or practice in connection with the business conducted by NFI or any of its Subsidiaries that could reasonably be expected to have an Investor Material Adverse Effect.

     (e) Brokers. No broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Investor or any Affiliate of such Investor.

     (f) Available Funds. Such Investor has as of the date hereof and will have on the Closing Date sufficient funds available to pay any amounts that may be required to be paid by such Investor pursuant to Section 2(e) hereof, to consummate the other transactions contemplated by this Agreement and to pay all associated costs and expenses required to be paid by such Investor.

     (g) No Public Sale or Distribution. Such Investor (i) is acquiring the
Investor Shares and (ii) upon conversion of the Investor Shares will acquire the
Common Shares issuable upon conversion of the Investor Shares, for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representation and warranty herein, such Investor does not agree to hold any of such Investor Shares or Common Shares for any minimum or other specific term and reserves the right to dispose of such Investor Shares or
Common Shares, in accordance with the

                                      -10-

Charter, at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

     (h) Accredited Investor Status. Such Investor acknowledges its understanding that the offering and sale of the Investor Shares has not been registered under the Securities Act, on the basis of the exemption in Section
4(2) thereof relating to transactions not involving a Public Offering, or any state securities laws. Such Investor understands that NFI's reliance on the
Section 4(2) exemption is based on the representations herein made by the
Investors. Such Investor is an "accredited investor" (as that term is defined in
Rule 501(a) of Regulation D).

     (i) Restricted Securities.

          (i) Such Investor acknowledges that it is familiar with the limitations which are imposed by the Securities Act on any transfer of an interest in the Investor Shares. Such Investor understands and acknowledges that it may have to hold the Investor Shares acquired by it pursuant to this Agreement for an indefinite period of time unless such Investor Shares are subsequently registered under the Securities Act or an exemption therefrom is available.

          (ii) Such Investor has been given access to the Data Room and provided with an opportunity to ask questions of NFI in connection with the evaluation of its investment in the Investor Shares. Such Investor and its representatives have been solely responsible for such Investor's investigation of NFI and its management and business, for such Investor's own analysis of the merits and risks of its investment pursuant to this
     Agreement, and for its own analysis of the fairness and desirability of the terms of the investment.

          (iii) SUCH INVESTOR ACKNOWLEDGES THAT (I) THE INVESTOR SHARES HAVE NOT
     BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE
     SECURITIES LAWS AND (II) THE INVESTOR SHARES MAY NOT BE SOLD OR OFFERED FOR
     SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE
     INVESTOR SHARES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR
     AN EXEMPTION FROM SUCH REGISTRATION UNDER SAID ACT.

          (iv) Each certificate representing (x) the Investor Shares, (y) the
     Common Shares issued upon conversion of the Investor Shares, or (z) any other securities issued in respect of the Investor Shares or the Common
     Shares issued upon conversion of the Investor Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act or sold pursuant to Rule 144 or Regulation A thereunder) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws) and the legends set forth in Exhibit B hereto:

                                      -11-

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD
          OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
          STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE
          SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION UNDER SAID ACT.

          Upon request of a holder of such a certificate, NFI shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request,
     NFI shall have received an opinion of counsel reasonably acceptable to NFI to the effect that any transfer by such holder of the securities evidenced by such certificate does not require registration under the Securities Act.

     (j) Ownership of Common Shares. As of the date of this Agreement, except as described in Section 4.10 of the Purchase Agreement, no Investor nor any of its
Subsidiaries or Affiliates beneficially owns, directly or indirectly, any Common
Shares.

6. Additional Covenants of NFI. Without derogating from the obligations of NFI set forth elsewhere in this Agreement, NFI agrees with the Investors as set forth below.

     (a) Rights Offering Registration Statement.

          (i) The Rights Offering Registration Statement shall be filed by NFI with the SEC as provided in the Purchase Agreement.

          (ii) The form of the Rights Offering Registration Statement filed with the SEC shall be substantially consistent in all material respects with the last form of such document provided to the Investors and their respective counsel to review prior to its filing with the SEC. NFI shall: (A) provide the Investors with a reasonable opportunity to review the Rights Offering
     Registration Statement if it is amended after the date hereof and prior to its initial filing, and shall duly consider in good faith any comments of the Investors and their respective counsel; (B) advise the Investors promptly of the time when the Rights Offering Registration Statement has been filed or when the Rights Offering Registration Statement has become effective or any Rights Offering Prospectus or Rights Offering Prospectus
     supplement has been filed and shall furnish the Investors with copies thereof; and (C) advise the Investors promptly after it receives notice of any comments or inquiries by the SEC (and furnish the Investors with copies of any correspondence related thereto), of the issuance by the SEC of any stop order or of any order preventing or suspending the use of the Rights
     Offering Registration Statement, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing of the Rights Offering Registration Statement or
     for additional information, and in each such case, provide the Investors with a reasonable opportunity to review any such comments, inquiries, request or other communication from the SEC and to review any amendment or supplement to the Rights Offering Registration Statement before any filing with the SEC, and to duly consider in

                                      -12-

     good faith any comments consistent with this Agreement and any other reasonable comments of the Investors and their respective counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Rights Offering Registration Statement or
     suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

          (iii) NFI shall use its reasonable best efforts to have the Rights
     Offering Registration Statement declared effective by the SEC as promptly as practicable after the filing thereof (but in no event prior to the filing with the SEC of NFI's Quarterly Report on Form 10Q for the quarterly period ended June 30, 2007). NFI shall take all action as may be necessary or advisable so that the Rights Offering, the issuance and sale of the New
     Shares pursuant to the exercise of Rights, and the issuance and sale of the
     Investor Shares and the other transactions contemplated by this Agreement will be effected in accordance with the applicable provisions of the
     Securities Act and the Exchange Act and any state or foreign securities or
     Blue Sky laws.

          (iv) If at any time prior to the Expiration Time, any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the
     Investment Decision Package to comply with applicable law, NFI will promptly notify the Investors of any such event and prepare an amendment or supplement to the Investment Decision Package that is reasonably acceptable in form and substance to the Investors that will correct such statement or omission or effect such compliance.

     (b) Listing. NFI agrees that prior to the Closing, NFI shall have complied with the requirements of the NYSE for purposes of reserving for listing on the
NYSE the Common Shares issuable upon conversion of the New Shares (including the
Investor Shares (if any)) and such shares shall have been approved for listing subject to official notice of issuance. NFI further agrees that it shall maintain the listing of the Common Shares from time to time issuable upon conversion of the New Shares (including the Investor Shares (if any)) for so long as the Common Shares are so listed.

     (c) Rule 158. NFI will generally make available to NFI's security holders as soon as practicable an earnings statement of NFI covering a twelve-month period beginning after the Securities Act Effective Date in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158
thereunder.

     (d) Updates to NFI Disclosure Letter. NFI shall be entitled to update, amend or modify the NFI Disclosure Letter for purposes of this Agreement after the date hereof to the Securities Act Effective Date (the "Update Period") to
reflect factors, circumstances or events first arising during the Update Period by providing the Investors with a written notice setting forth the proposed update and specifying the Section or Sections in the NFI Disclosure Letter to be
updated thereby; provided, however, that if any Section or Sections in the NFI
Disclosure Letter are updated, amended or modified in a manner that discloses any matter or circumstance that has or would reasonably be likely to have, either individually or in the aggregate with all

                                      -13-

prior updates, amendments or modifications made to the NFI Disclosure Letter pursuant to this Section 6(d), an NFI Material Adverse Effect, either Investor may immediately terminate this Agreement. No update, amendment or modification to the NFI Disclosure Letter shall have any effect for the purpose of determining the satisfaction of the conditions to the obligation of the
Investors under Section 9(a) except as permitted under Section 9(a), but any matter disclosed in an updated, amended or modified Section of the NFI
Disclosure Letter pursuant to this Section 6(d) shall not form the basis for any claim for indemnification under this Agreement on account of a breach of a representation or warranty.

     (e) No Stabilization or Manipulation. NFI will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the New Shares.

     (f) Actions Regarding Conditions. During the period from the date of this
Agreement to the Closing Date, NFI shall not take any action or omit to take any action that would reasonably be expected to result in the conditions to this
Agreement set forth in Section 9 not being satisfied.

     (g) Access to Information; Confidentiality. NFI and its Subsidiaries shall afford to the Investors and to the respective officers, directors, employees,
Affiliates, financing sources and authorized advisors, representatives and other agents of the Investors reasonable access during the period prior to the Closing
Date to all of its properties, facilities, books, contracts, commitments, records, data, systems, personnel, consultants, auditors and advisors and, during such period, NFI and its Subsidiaries shall furnish to the Investors and to their respective officers, directors, employees, Affiliates, financing sources and authorized advisors, representatives and other agents such information concerning its business, properties, financial condition, operations and personnel as the Investors may from time to time reasonably request.
Notwithstanding the foregoing, NFI and its Subsidiaries shall not be obligated to disclose (i) any information that in the reasonable judgment of NFI, would result in the loss of attorney-client privilege or other legal privilege with respect to such information or (ii) any information that would result in a breach of an agreement to which NFI or any of its Subsidiaries is a party. In addition, notwithstanding the foregoing, in fulfilling its obligations under this Section 6(g), neither NFI nor any of its Subsidiaries shall be required to violate any applicable Law. The Investors agree that their access to such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of NFI and its Subsidiaries.

     All requests for access or information pursuant to this Section 6(g) shall be directed to such person or persons as NFI shall designate. Without limiting the terms thereof, the Confidentiality Agreements shall govern the obligations of the respective Investors party thereto and their respective officers, directors, employees, Affiliates, financing sources and authorized advisors, representatives and other agents with respect to all information of any type furnished or made available to them pursuant to this Section 6(g).

     (h) Disclosure of Information. Except with respect to information provided by NFI pursuant to Section 6(g) hereof or Section 6.1 of the Purchase Agreement,
NFI has disclosed publicly any information previously provided to the Investors that is material non-public information under the federal securities laws.

                                      -14-

     (i) Operate in the Ordinary Course of Business. Except as otherwise contemplated by this Agreement or as the Investors otherwise consent in writing in advance (which consent shall not be unreasonably withheld, delayed or conditioned), until the Closing, NFI shall, and shall cause each of its
Subsidiaries to, conduct its business in the ordinary course.

     (j) Commercially Reasonable Efforts. NFI shall use its commercially reasonable efforts (and shall cause its Subsidiaries to use their respective commercially reasonable efforts) to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its or their part under this Agreement and applicable Laws to cooperate with the
Investors and to consummate and make effective the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transaction contemplated hereby, including:

          (i) preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;

          (ii) defending any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other
     Governmental Entity vacated or reversed; and

          (iii) executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby.

7. Additional Covenants of the Investors. Each Investor agrees with NFI:

     (a) Information. To provide NFI with such information as NFI reasonably requests regarding such Investor for inclusion in the Rights Offering
Registration Statement.

     (b) Commercially Reasonable Efforts. Such Investor shall use its commercially reasonable efforts to take all actions, and do all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to cooperate with NFI and to consummate and make effective the transactions contemplated by this Agreement, including executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby, including:

          (i) preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;

                                      -15-

          (ii) defending any lawsuits or other actions or proceedings to which such Investor has been named a party, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this
     Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and

          (iii) executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby.

     (c) No Stabilization or Manipulation. Such Investor will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the New
Shares.

     (d) Share Acquisition. Between the date hereof and the earlier to occur of
(i) the Closing Date and (ii) the termination of this Agreement, such Investor shall not acquire beneficial ownership of any Common Shares, other than (x)
pursuant to this Agreement and/or any of the other Transaction Documents and (y)
in connection with the Rights Offering.

8. Additional Joint Covenant of NFI and the Investors.

     (a) The parties will each use their commercially reasonable efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all requirements of Governmental Entities applicable to the transactions contemplated by this Agreement, (ii) to obtain as promptly as practicable all necessary permits, Orders or other consents, approvals or authorizations of
Governmental Entities and consents or waivers of all third parties necessary in connection with the consummation of the transactions contemplated by this
Agreement, and (iii) otherwise to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party and its Subsidiaries with respect to the transactions contemplated by this Agreement, including the issuance of the
Investor Shares to the Investors and to consummate the transactions contemplated by this Agreement as promptly as practicable. In connection therewith, the parties will make and cause their respective Affiliates to make all legally required filings as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by this Agreement, and will provide and will cause their respective Affiliates to provide such information and communications to Governmental Entities as such Governmental Entities may request. Each of the parties shall provide to the other parties copies of all applications or other communications to Governmental Entities in connection with this Agreement in advance of the filing or submission thereof. Without limiting the generality of the foregoing, NFI shall use its commercially reasonable efforts to obtain, and each of the Investors shall cooperate in all reasonable respects with NFI's efforts to obtain, any Financial Services Consents required to be obtained by an Investor or by NFI or its Affiliates in connection with the transactions contemplated by this Agreement. All expenses associated with obtaining such Financial Service Consents shall be borne by NFI; provided, however, that each of NFI and each Investor shall bear its own expenses

                                      -16-

incurred in connection with its cooperation with NFI's efforts to obtain such
Financial Services Consents, including the costs and fees payable to its own counsel in connection therewith.

     (b) Without limiting the generality of the foregoing, as promptly as practicable, but in any event within 30 days after the date hereof, each party shall use commercially reasonable efforts to file with all applicable
Governmental Entities any requests for approval of the transactions contemplated by this Agreement required to be obtained by such party, and all such requests shall include all required exhibits. A reasonable time prior to furnishing any written materials to any Governmental Entity in connection with the transactions contemplated by this Agreement, the party making such filing shall furnish the other parties with a copy thereof, and such other parties shall have a reasonable opportunity to provide comments thereon. Each party shall give to the other parties prompt written notice if it receives any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, and, in the case of any such notice or communication which is in writing, shall promptly furnish such other parties with a copy thereof.

9. Conditions to the Obligations of the Parties.

     (a) The obligations of each Investor hereunder to consummate the purchase of the Investor Shares to be purchased by it and the other transactions contemplated hereby shall be subject to the satisfaction prior to the Closing
Date of each of the following conditions (which may be waived in whole or in part by such Investor in its sole discretion):

          (i) Rights Offering Registration Statement Effectiveness. The Rights
     Offering Registration Statement shall have been declared effective by the
     SEC and shall continue to be effective and no stop order shall have been entered by the SEC with respect thereto.

          (ii) Rights Offering. The Rights Offering shall have been conducted in all material respects in accordance with this Agreement (including Exhibit
     A hereto) and the Expiration Time shall have occurred.

          (iii) Purchase Notice. Such Investor shall have received a Purchase
     Notice from NFI, dated as of the Determination Date, certifying the number of Investor Shares to be purchased by such Investor.

          (iv) Governmental Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entity in connection with the consummation of the transactions contemplated by this Agreement shall have been made or obtained and shall remain in full force and effect.

          (v) Third Party Consents. All other third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.

                                      -17-

          (vi) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or other Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Rights Offering or the transactions contemplated by this Agreement.

          (vii) Good Standing. Such Investor shall have received on and as of the Closing Date satisfactory evidence of the good standing (or the equivalent thereof) of NFI and each of its Material Subsidiaries in its jurisdiction of organization, in writing or any standard form of telecommunication from the appropriate Governmental Entity of such jurisdiction.

          (viii) Representations and Warranties. The representations and warranties of NFI set forth in this Agreement (or incorporated herein by reference) (A) that are not qualified as to materiality or an NFI Material
     Adverse Effect shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the
     Closing Date (other than those representations and warranties that speak as of a specified date, which shall be true and correct in all material respects as of such date), and (B) that are qualified as to materiality or an NFI Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than those representations and warranties that speak as of a specified date, which shall be true and correct in all respects as of such date), provided, that any update, amendment or modification to the NFI Disclosure Letter made pursuant to Section 6(d)
     shall be taken into account for purposes of determining whether any representation or warranty of NFI set forth in this Agreement (or incorporated herein by reference) shall be so true and correct; provided, however, that (I) the representations and warranties of NFI set forth in
     (x) the first sentence of Section 4(a) and (y) Sections 4(b) and 4(c) shall be true and correct in all respects as of the date hereof and as of the
     Closing Date as though made on and as of the Closing Date without giving effect to any update, amendment or modification to the NFI Disclosure
     Letter made pursuant to Section 6(d) (other than those representations and warranties that speak as of a specified date, which shall be true and correct in all respects as of such date) and (II) nothing in this clause
     (viii) of this Section 9(a) shall limit, restrict, supercede, impair or otherwise impede (x) the right of each Investor to terminate this Agreement pursuant to Section 6(d) if the NFI Disclosure Letter is updated, amended or modified in a manner that discloses any matter or circumstance that has or would reasonably be likely to have, either individually or in the aggregate with all prior updates, amendments or modifications made to the
     NFI Disclosure Letter pursuant to Section 6(d), an NFI Material Adverse
     Effect or (y) the condition set forth in Section 9(a)(xii); and such
     Investor shall have received a certificate signed on behalf of NFI by the chief executive officer or chief financial officer of NFI to the effect set forth in this paragraph.

          (ix) Covenants. NFI shall have performed or complied with in all material respects all obligations, agreements and covenants required to be performed or complied with by it under this Agreement on or prior to the
     Closing Date, and such Investor shall have received a certificate signed on behalf of NFI by the chief executive officer or chief financial officer of
     NFI to such effect.

                                      -18-

          (x) Opinion of Counsel. NFI shall have furnished such Investor with a favorable opinion of counsel to NFI (such counsel to be reasonably acceptable to the Investors) addressing the matters set forth on Annex I attached hereto.

          (xi) REIT Dividend Record Date. (A) The REIT Dividend Record Date
     shall have been duly fixed by the Board of Directors in compliance with the
     Charter, the Bylaws of NFI and all applicable Laws, (B) such REIT Dividend
     Record Date shall be on or prior to December 31, 2007, but in no event shall such REIT Dividend Record Date be prior to the first Business Day following the Closing Date, and (C) the REIT Dividends shall have been declared by the Board of Directors in compliance with the Charter, the
     Bylaws of NFI and all applicable Laws.

          (xii) No NFI Material Adverse Effect. Since the date of this
     Agreement, there shall not have been an NFI Material Adverse Effect.

          (xiii) Increase in Board Size. NFI shall have taken such actions as are necessary to increase the size of the Board of Directors by the number of additional directors (if any) which the Investors are entitled to designate under the Registration Rights and Shareholders Agreement (after giving effect to the transactions contemplated by this Agreement), and NFI shall have filled such vacant seat or seats with the individuals designated by the Investors in accordance with the Registration Rights and
     Shareholders Agreement.

          (xiv) NYSE. NFI shall have complied with the requirements of the NYSE for purposes of reserving for listing on the NYSE the Common Shares issuable upon conversion of the New Shares (including the Investor Shares
     (if any)), and such shares shall have been approved for listing subject to official notice of issuance.

     (b) The obligation of NFI to issue and sell the Investor Shares are subject to the following conditions (which may be waived in whole or in part by NFI in its sole discretion):

          (i) Governmental Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR
     Act, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any
     Governmental Entity in connection with the consummation of the transactions contemplated by this Agreement shall have been made or obtained and shall remain in full force and effect.

          (ii) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or other Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Rights Offering or the transactions contemplated by this Agreement.

          (iii) Representations and Warranties. The representations and warranties of each Investor set forth in this Agreement (A) that are not qualified as to materiality or an Investor Material Adverse Effect shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date

                                      -19-

     (other than those representations and warranties that speak as of a specified date, which shall be true and correct in all material respects as of such date), and (B) that are qualified as to materiality or an Investor
     Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the
     Closing Date (other than those representations and warranties that speak as of a specified date, which shall be true and correct in all respects as of such date); and NFI shall have received a certificate signed on behalf of each Investor by an executive officer of such Investor to the effect set forth in this paragraph.

          (iv) Covenants. Each Investor shall have performed or complied with in all material respects all obligations, agreements and covenants required to be performed or complied with by it under this Agreement on or prior to the
     Closing Date, and NFI shall have received a certificate signed on behalf of such Investor by an executive officer of such Investor to such effect.

          (v) Rights Offering Registration Statement Effectiveness. The Rights
     Offering Registration Statement shall have been declared effective by the
     SEC and shall continue to be effective and no stop order shall have been entered by the SEC with respect thereto.

10. Indemnification and Contribution.

     (a) Whether or not the Rights Offering is consummated or this Agreement is terminated, NFI (in such capacity, the "Indemnifying Party") shall indemnify and hold harmless the Investors, their respective Affiliates and their respective officers, directors, employees, agents and controlling persons (each, an
"Indemnified Person") from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, arising out of circumstances existing on or prior to the Closing Date ("Losses") to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding ("Proceedings")
instituted by a third party with respect to the Rights Offering, this Agreement, the Rights Offering Registration Statement, any Preliminary Rights Offering
Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus,
the Investment Decision Package, any amendment or supplement thereto or the transactions contemplated by any of the foregoing and shall reimburse such
Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they resulted from (i) the gross negligence or willful misconduct on the part of such Indemnified Person as determined by a non-appealable decision of a court of competent jurisdiction or (ii) statements or omissions in the Rights Offering Registration Statement, any Preliminary
Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free
Writing Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Indemnified Person furnished to NFI in writing by or on behalf of such Indemnified Person expressly for use in the Rights Offering Registration Statement, any Rights Offering Preliminary
Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus
or any amendment or supplement thereto. If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding sentence) or

                                      -20-

insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such
Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified
Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Person on the other hand as well as any relevant equitable considerations. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Section 10 shall be in addition to any liability that the Indemnifying Party may otherwise have to an
Indemnified Person and shall bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any
Indemnified Person.

     (b) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve the
Indemnifying Party from any liability that it may have hereunder except to the extent it has been actually and materially prejudiced by such failure and (ii)
the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 10. In case any such Proceedings are brought against any
Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified
Person (pursuant to which notice the Indemnifying Party shall have confirmed that it is obligated hereunder to indemnify the Indemnified Person with respect to all Losses that arise out of such Proceedings), to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person;
provided that if the defendants in any such Proceedings include both such
Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such
Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such
Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (A) such
Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any jurisdiction, approved by the Investors representing the Indemnified Persons who are parties to such Proceedings, unless any Indemnified Person who is a party to such
Proceedings has legal defenses available to it that are different from or additional to those available to the other Indemnified Persons, in which case such Indemnified Person shall be entitled to retain one separate counsel and the
Indemnifying Party shall be responsible for the expenses of such separate counsel), (B) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (C)
the Indemnifying Party shall have

                                      -21-

authorized in writing the employment of counsel for such Indemnified Person, in which case the Indemnifying Party shall be liable for all such expenses.

     (c) The Indemnifying Party shall not be liable for any settlement of any
Proceedings effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned). If any settlement of any
Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the
Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this
Section 10. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened
Proceedings in respect of which indemnity has been sought hereunder by such
Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such
Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

11. Survival of Representations and Warranties. The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement, notwithstanding any investigation at any time made by or on behalf of any party hereto.

12. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

     (a) by mutual written consent of NFI, on the one hand, and the Investors, on the other hand;

     (b) by either Investor,

          (i) if there has been a breach of any covenant or a breach of any representation or warranty of NFI, which breach would cause the failure of any condition precedent set forth in Section 9(a), provided, that any such breach of a covenant or representation or warranty is not capable of cure on or prior to December 10, 2007;

          (ii) upon the occurrence of any event which results in a failure to satisfy any of the conditions set forth in Section 9(a), which failure is not capable of cure on or prior to December 10, 2007;

          (iii) at any time after receipt by the Investors of an update, amendment or modification to the NFI Disclosure Letter, which update, amendment or modification discloses any matter or circumstance that has or would reasonably be likely to have, either individually or in the aggregate with all prior updates, amendments or modifications made to the NFI
     Disclosure Letter pursuant to Section 6(d), an NFI Material Adverse Effect;

                                      -22-

          (iv) if the Rights Offering Registration Statement has not been declared effective by the SEC, the Rights have not been issued to the
     Eligible Holders and/or the Rights Offering has not commenced (in any case)
     by October 25, 2007; or

          (v) if the REIT Dividend Record Date shall have occurred and/or the
     REIT Dividends shall have been paid;

     (c) by NFI, if there has been a breach of any covenant or a breach of any representation or warranty of either Investor, which breach would cause the failure of any condition precedent set forth in Section 9(b), provided, that any such breach of a covenant or representation or warranty is not capable of cure on or prior to December 10, 2007; or

     (d) by NFI or either Investor after January 31, 2008;

provided, that the right to terminate this Agreement under Section 12(b)(ii) or
Section 12(d) shall not be available to a party if such party has failed to fulfill any obligation under this Agreement and such failure has materially contributed to the failure of any condition (in the case of Section 12(b)(ii))
or the Closing (in the case of Section 12(d)) to occur on or prior to such date.
Upon termination under this Section 12, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (x) nothing contained herein shall release any party hereto from liability for any breach and (y) the covenants and agreements made by the parties herein in Sections 10 through 23 will survive indefinitely in accordance with their terms.

13. Notices. Unless otherwise required by this Agreement, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to MassMutual, to:

                 Massachusetts Mutual Life Insurance Company
                 1295 State Street
                 Springfield, Massachusetts  01111
                 Fax:  (413) 744-6350
                 Attention:  Larry N. Port

                 and

                 Babson Capital Management LLC
                 1500 Main Street, Suite 2800
                 Springfield, MA  01111
                 Fax:  (413) 226-2064
                 Attention:  Rodney J. Dillman, Esq.

                                      -23-

                 with copies to:

                 Sidley Austin LLP
                 1 South Dearborn
                 Chicago, Illinois 60603
                 Fax:  (312) 853-7036
                 Attention:  Larry A. Barden, Esq.

     (b) If to Jefferies, to:

                 Jefferies Capital Partners
                 520 Madison Avenue
                 New York, New York 10022
                 Fax:  (212) 284-1717
                 Attention:  Brian P. Friedman

                 with a copy to:

                 Stroock & Stroock & Lavan LLP
                 180 Maiden Lane
                 New York, New York 10038-4982
                 Fax: (212) 806-6006
                 Attention:  Melvin Epstein, Esq.

     (c) If to NFI, to:

                 NovaStar Financial, Inc.
                 8140 Ward Parkway, Suite 300
                 Kansas City, Missouri 64114
                 Attention:  Jeffrey Ayers, Esq.

                 with a copy to:

                 Dewey Ballantine LLP
                 1301 Avenue of the Americas
                 New York, New York 10019
                 Fax:  (212) 259-6333
                 Attention:  John Altorelli, Esq.

14. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Notwithstanding anything to the contrary in this Section 14, each Investor may assign, without the prior written consent of any other parties hereto, (i) all or any portion of its respective rights, benefits or obligations hereunder to an Affiliate of such Investor or any investment fund under the control of any Investor or any Affiliate of such
Investor and (ii)

                                      -24-

any rights under this Agreement to such Investor's financing institutions and subsequent purchasers of such Investor or substantially all of its assets, or
(iii) any of its respective rights, benefits or obligations hereunder to the other Investor or any Affiliate of any Investor, provided, that in the case of clause (i), (ii) or (iii) of this Section 14, no such assignment shall relieve such Investor of obligations under this Agreement that have not been performed timely by any such Affiliate assignee.

15. Entire Agreement; No Third Party Beneficiaries; No Other Representations.
This Agreement, together with the Purchase Agreement and the Confidentiality
Agreements, supersedes all prior agreements and understandings among the parties with respect to the subject matter of this Agreement and supersedes any letters, memoranda or other documents or communications, whether oral, written or electronic, submitted or made by (i) the Investors or their respective agents or representatives to NFI or any of their respective agents or representatives, or
(ii) NFI, Deutsche Bank Securities Inc., or their respective agents or representatives to the Investors or any of their agents or representatives, in connection with the negotiation and execution of this Agreement. Except for the provisions of Section 10 (which shall be for the benefit of the Indemnified
Persons), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS
PRINCIPLES OR RULES OF CONFLICT OF LAWS EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE
GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

17. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

18. Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance; provided, that after the Closing Date, no amendments to this
Agreement, or waivers hereunder, shall be made unless the amendment or waiver has been approved (i) by NFI's independent directors, as determined under the applicable provisions of the Exchange Act and the rules and regulations of the
NYSE, or (ii) upon a vote of the holders of Common Shares as a class (excluding any Common Shares held by the Investors).

19. Adjustment to Shares. If, prior to the Closing Date, NFI effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefor shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

20. Interpretation. When a reference is made in this Agreement to a Section, or a clause of a Section, such reference shall be to a Section of, or a clause of a
Section of, this Agreement unless

                                      -25-

otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

21. Severability.

     (a) Whenever possible, each provision or portion of any provision of this
Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this
Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. In addition, and without limiting the generality of the foregoing, if it is determined by either Investor, after consultation with NFI and the other
Investor, that the issuance by NFI to such Investor of shares of Series D-2
Preferred Stock pursuant to this Agreement violates applicable provisions of Law or would require such Investor to make any material filings with, or obtain any material consents or approvals from, any Governmental Entity (other than those described in the last sentence of Section 5(c)), then NFI and such Investor shall work together in good faith to reach an agreement whereby NFI will sell, and such Investor will purchase, an alternative security of NFI on substantially the same terms as are applicable to the intended purchase and sale of shares of
Series D-2 Preferred Stock as set forth in this Agreement so that such Investor shall receive, as nearly as possible, the intended benefits of such intended purchase by such Investor as contemplated by this Agreement.

     (b) No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

22. Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under this Agreement are individual and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this
Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this
Agreement. Each Investor confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. NFI acknowledges that each Investor has independently participated in the negotiation of the transactions contemplated hereby and did not act as a group. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

                                      -26-

23. Waiver of Jury Trial. Each of the parties hereby expressly waives any right to trial by jury in any dispute, whether sounding in contract, tort or otherwise, between or among any of the parties arising out of or related to the transactions contemplated by this Agreement, or any other instrument or document executed or delivered in connection herewith. Any party may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

                            [Signature Page Follows]

                                      -27-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 NOVASTAR FINANCIAL, INC.

                                 By:   /s/ Scott F. Hartman
                                     ---------------------------------------
                                     Name:  Scott F. Hartman
                                     Title:  Chairman and Chief Executive Officer

                                 MASSACHUSETTS MUTUAL LIFE INSURANCE
                                 COMPANY

                                 By: Babson Capital Management LLC,
                                     its investment adviser

                                 By:   /s/ Larry N. Port
                                     ---------------------------------------
                                     Name:  Larry N. Port
                                     Title:  Managing Director

                                 JEFFERIES CAPITAL PARTNERS IV LP
                                 JEFFERIES EMPLOYEE PARTNERS IV LLC
                                 JCP PARTNERS IV LLC

                                 By: JEFFERIES CAPITAL PARTNERS IV LLC,
                                     as Manager

                                 By:   /s/ Brian P. Friedman
                                     -----------------------------------------
                                     Name:  Brian P. Friedman
                                     Title:  Managing Member

                                      -28-

                                                               Schedule 1 to the
                                                      Standby Purchase Agreement

Defined Term                                         Section
------------                                         -------
Aggregate Offering Amount..........................  Recitals
Agreement..........................................  Preamble
Basic Subscription Privilege.......................  Recitals
Board of Directors.................................  Recitals
Closing Date.......................................  Section 2(e)
Determination Date.................................  Section 2(a)
Eligible Holder....................................  Exhibit A
Exercise Price.....................................  Recitals
Expiration Time....................................  Exhibit A
Financial Services Consent.........................  Section 4(d)(ii)
Indemnified Person.................................  Section 10(a)
Indemnifying Party.................................  Section 10(a)
Investment Decision Package........................  Section 4(f)
Investors..........................................  Preamble
Investor Shares....................................  Section 2(c)
Issuer Free Writing Prospectus.....................  Section 4(f)
Jefferies..........................................  Preamble
Losses.............................................  Section 10(a)
MassMutual.........................................  Preamble
NFI................................................  Preamble
Over-Subscription Privilege........................  Recitals
New Shares.........................................  Recitals
Preliminary Rights Offering Prospectus.............  Section 4(f)
Proceedings........................................  Section 10(a)
Purchase Agreement.................................  Recitals
Purchase Notice....................................  Section 2(a)
Record Date........................................  Exhibit A
Rights.............................................  Recitals
Rights Exercise Period.............................  Exhibit A
Rights Offering....................................  Recitals
Rights Offering Commencement Date                    Exhibit A
Rights Offering Prospectus.........................  Section 4(f)
Rights Offering Registration Statement.............  Section 4(f)
Satisfaction Notice................................  Section 2(a)
Securities Act Effective Date......................  Section 4(f)
Series D-1 Preferred Shares........................  Recitals
Series D-2 Preferred Shares........................  Recitals
Subscription Agent.................................  Annex
Unsubscribed Shares................................  Section 2(d)
Update Period......................................  Section 6(d)

                                                                Exhibit A to the
                                                      Standby Purchase Agreement

                                 Rights Offering

     (a) On the terms and subject to the conditions set forth in this Exhibit A and otherwise set forth in the Agreement, promptly following the Securities Act
Effective Date, NFI will distribute, at no charge, a number of Rights to each holder of record of Common Shares and each holder of record of Series D-1
Preferred Shares (each, an "Eligible Holder") as of the close of business on a record date (the "Record Date") to be set by the Board of Directors (but in no
event shall the Record Date be earlier than the Reverse Stock Split Effective
Date), for each Common Share held by such holder (or, in the case of a holder of
Series D-1 Preferred Shares, for each Common Share into which the Series D-1
Preferred Shares held by such holder as of the Record Date are then convertible), equal to (i) 4,047,000, divided by (ii) the number of Common
Shares outstanding on the Record Date (including the number of Common Shares into which the outstanding Series D-1 Preferred Shares are convertible as of the
Record Date), provided that (x) no fractional Rights or cash in lieu of fractional Rights will be issued and fractional Rights will be rounded to the nearest whole number (such rounding to be made after aggregating all Rights to be issued to any particular Eligible Holder) and (y) the Exercise Price multiplied by the aggregate number of New Shares that may be acquired upon exercise of Rights shall not exceed the Aggregate Offering Amount. Each such
Right shall be non-transferable. Each Right will entitle the holder to purchase at the Exercise Price, at the election of the holder thereof, one New Share.

     (b) The Rights (including the Basic Subscription Privilege and the
Over-Subscription Privilege) may be exercised during a period (the "Rights
Exercise Period") commencing on a Business Day that is on or prior to the seventh Business Day after the Securities Act Effective Date (the "Rights
Offering Commencement Date") and ending at 5:00 p.m. Eastern Daylight Time on a
Business Day that shall not be less than twenty (20) Business Days after the
Rights Offering Commencement Date, subject to extension in the sole discretion of the Board of Directors, provided, however, that other than as may be necessary to comply with the requirements and regulations of the NYSE, the SEC or other applicable Law such period shall not be more than 30 Business Days without the prior written consent of the Investors (such time at which the
Rights Exercise Period ends being referred to as the "Expiration Time").

     (c) Each Eligible Holder who wishes to exercise all or a portion of its
Rights shall (i) during the Rights Exercise Period return a duly executed document to a subscription agent (the "Subscription Agent") electing to exercise all or a portion of the Rights held by such Eligible Holder and (ii) pay an amount equal to the full Exercise Price of the number of New Shares that such
Eligible Holder elects to purchase pursuant to the instructions set forth in the
Rights Offering Registration Statement by a specified date to an escrow account established for the Rights Offering. On the Closing Date, NFI will issue to each
Eligible Holder who validly exercised its Rights the number of New Shares to which such Eligible Holder is entitled based on such exercise.

     (d) Each Eligible Holder (other than an Investor) who exercises in full its
Basic Subscription Privilege will be entitled to subscribe at the Exercise Price for additional New

Shares offered in the Rights Offering which have not been subscribed for and purchased by Eligible Holders pursuant to their respective Basic Subscription
Privileges pursuant to the instructions set forth in the Rights Offering
Registration Statement. If the number of New Shares remaining after the exercise of all Basic Subscription Privileges is not sufficient to satisfy all requests for New Shares under the Over-Subscription Privileges, the Eligible Holders who
exercised their Over-Subscription Privileges will be allocated such remaining
New Shares on a pro rata basis based on the number of New Shares they have purchased through the Basic Subscription Privilege.

     (e) If the pro rata allocation exceeds the number of New Shares requested by an Eligible Holder in the Over-Subscription Privilege, then such Eligible
Holder only will receive the number of New Shares requested, and the remaining
New Shares from such Eligible Holder's pro rata allocation will be divided among other Eligible Holders exercising their Over-Subscription Privilege. If the pro rata allocation is less than the number of New Shares requested in the
Over-Subscription Privilege, then the excess funds paid by that Eligible Holder as the Exercise Price for the New Shares not issued will be returned to such
Eligible Holder without interest or deduction.

                                      -2-

                                                                Exhibit B to the
                                                      Standby Purchase Agreement

                               Restrictive Legends

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE,
A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE
CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH
RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS,
VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER
DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE
STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE
CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I)
THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF
EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS
TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY
DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY
BY REFERENCE TO THE CHARTER OF THE CORPORATION, A COPY OF WHICH WILL BE SENT
WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO
THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON
BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF
THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST
UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO
CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE
CORPORATION'S CHARTER, (I) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN
SHARES OF THE CORPORATION'S COMMON STOCK IN EXCESS OF 9.8 PERCENT (IN VALUE OR
NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION
UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER
LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OWN OR
CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8
PERCENT OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE
CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE
EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR
CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING
"CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE
CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES
OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT

IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS.
ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO
BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR
WILL CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL
STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY
THE CORPORATION. ATTEMPTED TRANSFERS OF OWNERSHIP IN VIOLATION OF THESE
RESTRICTIONS SHALL BE NULL AND VOID AB INITIO. IN ADDITION, IF ANY OF THE
RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK
REPRESENTED HEREBY MAY BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR
THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE
OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE
RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN
THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE
SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE
RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF
CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO
RESTRICTION PURSUANT TO SECTION 7 OF THE ARTICLES SUPPLEMENTARY FOR THE 9.00%
SERIES D2 MANDATORY CONVERTIBLE PREFERRED STOCK OF THE CORPORATION, AS AMENDED
AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE
CORPORATION UPON REQUEST.

                                      -2-

                                                                  Annex I to the
                                                      Standby Purchase Agreement

                               Opinions of Counsel

     1. NFI is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State
Department of Assessments and Taxation of Maryland.

     2. NFI has the requisite corporate power to execute, deliver and perform its obligations under the Agreement and to consummate the transactions provided for therein.

     3. The Agreement has been duly and validly authorized by all necessary corporate action on the part of NFI and has been duly executed and delivered by
NFI and constitutes a legal, valid and binding obligation of NFI, enforceable against NFI in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (c) the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; or (d) the discretion of the court before which any proceeding therefor may be brought insofar as the applicable provision in the
Agreement at issue is contrary to public policy, and except as the right to indemnification or contribution set forth in the Agreement may be limited by public policy or applicable securities laws.

     4. The Investor Shares when issued in compliance with the provisions of the
Agreement and the Charter against payment of the purchase price therefor, will be duly authorized, validly issued, fully paid and nonassessable. The Common
Shares issuable upon conversion of the Investor Shares have been duly and validly authorized for issuance and, when and if issued upon such conversion in accordance with the Charter, will be validly issued, fully paid and nonassessable.

     5. The execution, delivery and performance by NFI of the Agreement and the consummation by NFI of the transactions provided for therein do not, subject to the matters referred to in Paragraph 9 below, (a) violate or conflict with any provision of the Charter or Bylaws of NFI, (b) result in any material violation of, or conflict with, any provision of any applicable federal, New York State or
Maryland State law, rule or regulation known to us to be customarily applicable to transactions of the nature contemplated by the Agreement, or, (c) to our knowledge, violate, conflict with or constitute a default under or breach of any of the terms, conditions or provisions of any of the agreements to be listed in a schedule and relating to the Wachovia, Deutsche Bank and Greenwich facilities.

     6. Subject to the accuracy and completeness of each Investor's representations in Section 5 of the Agreement and the Securities Purchase
Agreement and assuming that neither NFI nor any other person has engaged in any activity that would be deemed "general solicitation" under the provisions of
Regulation D under the Securities Act, the issuance and sale of the Investor Shares (and the Common Shares issuable upon conversion thereof)
by NFI under the circumstances contemplated by the Agreement constitute transactions exempt from the registration requirements of the Securities Act (it being understood that we express no opinions as to any subsequent resales of such shares by the Investors).

     7. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity on the part of NFI or any of its
Subsidiaries is or was required under any applicable federal Law of the United
States of America or the State of Maryland in connection with the valid execution and delivery of the Agreement by NFI, or the offer, sale or issuance of the Investor Shares (and the Common Shares issuable upon conversion thereof), except for (a) compliance with Blue Sky laws or federal securities laws applicable to the offering of such shares and (b) the filing of the Articles
Supplementary with the State Department of Assessments and Taxation of Maryland.
We express no opinion as to any Laws regulating Mortgage Banking or Insurance businesses.

                                      -2-